UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2012

National American University Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34751	83-0479936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 S. Highway 16 Rapid City, SD		57701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 721-5220

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on September 14, 2012, National American University Holdings, Inc. (the “Company”) notified The NASDAQ Stock Market LLC (“NASDAQ”) that as a result of Dr. R. John Reynolds’ retirement from the Company’s Board of Directors (the “Board”), it no longer complied with NASDAQ Listing Rule 5605(c)(2)(A), which requires an audit committee of at least three independent Board members.

On September 18, 2012, the Company received a notification letter (the “Notice”) from NASDAQ advising it that the Company no longer complies with NASDAQ’s audit committee requirements as set forth in NASDAQ Listing Rule 5605. The Notice stated that pursuant to NASDAQ Listing Rule 5605(c)(4), the Company has until the later of its next annual stockholders’ meeting or March 4, 2013 to regain compliance. The Company’s next annual stockholders’ meeting is scheduled to be held on October 30, 2012. The Company expects to comply with NASDAQ’s audit committee composition requirements within the specified cure period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.

By:	/s/ Ronald L. Shape
Ronald L. Shape, Ed. D.
Chief Executive Officer

Date: September 24, 2012